Exhibit 10.2
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES STATUTE OR SOME OTHER EXCEPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
On The Move Corporation
January 28, 2016	$413,894.00
Boynton Beach, Florida

SECURED PROMISSORY NOTE
FOR VALUE RECEIVED, the undersigned, On The Move Corporation, a Nevada corporation (the "Company"), having a business address at 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida  33437, hereby promises to pay to the order of West Boynton Auto Service, Inc., a Florida corporation (the "Holder"), the principal amount of Four Hundred Thirteen Thousand Eight Hundred Ninety Four Dollars ($413,894.00) on or before July 27, 2016 (the "Initial Maturity Date").  The Initial Maturity Date may be extended at the sole discretion of the Company, upon written notice to the Holder, for an additional sixty (60) day period (the "Extended Maturity Date").  When use herein, the Initial Maturity Date and the Extended Maturity Date are referred to as the "Maturity Date").  This Note is issued and delivered by the Company pursuant to the terms and conditions of the Asset Purchase Agreement of even date hereby by and between the Company and the Holder (the "Asset Purchase Agreement").

1.            Interest.  No interest shall accrue or become payable on this Note during the period from the date hereto until the Initial Maturity Date.  If the Company should elect to extend the due date of this Note, from the Initial Maturity Date until the earlier of the Extended Maturity Date or the payment of this Note, interest will accrue and be payable on the unpaid principal of this Note at the per annum rate of six percent (6%).  Accrued interest due under this Note shall be computed on the actual number of days elapsed on the basis of a 360 day year.  The Company shall, on the applicable Maturity Date, pay the outstanding principal and all accrued and unpaid interest on this Note.
2.            Optional Prepayment; Mandatory Prepayment.  This Note may be prepaid at any time at the option of the Company without penalty.  In the event the Company receives at least $5 million in net proceeds from the sale of its equity or debt securities to one or more third parties (the "Qualified Financing") prior to the Initial Maturity Date, or the Extended Maturity Date, if applicable, then within ten (10) days from the closing of the Qualified Financing the Company shall pay this Note in full (the "Mandatory Prepayment Date") and redeem the Series B Preferred Stock held by Holder.

Exhibit 10.2 -- Page 1

3.            Security for Obligations.
(a)            For purposes of the Note, "Collateral" means all of the Company's right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Company (including under any trade names, styles or derivations thereof) and whether owned or consigned by or to, or leased from or to, the Company, at the Hagen Ranch Location (as that term is defined in the Asset Purchase Agreement, and any and all proceeds or products of (or additions or accessories to) any of the foregoing.
(b)            To secure the prompt and complete payment, performance and observance of all of the obligations of the Company to the Holder pursuant to the Note (the "Obligations"), and pursuant to the Security Agreement of even date herewith by and between the Company and the Holder (the "Security Agreement") the Company hereby pledges, assigns, transfers, hypothecates, and sets over to the Holder, and hereby grants to the Holder a continuing security interest in, all of the Company's right, title and interest in, to and under the Collateral, until such Obligations are paid in full and agrees to file and perfect such security interest on behalf of Holder.  At any time upon the Holder's request, the Company shall execute and deliver to the Holder any other documents, instruments or certificates requested by the Holder for the purpose of properly documenting and perfecting the security interests of the Holder in and to the Collateral granted hereunder, including any additional security agreements, mortgages, control agreements, and financing statements.
4.            No Usury.  This Note is hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of Florida.  If at any time the performance of any provision involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder hereof that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest hereunder, or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.
5.            Attorneys' Fees.  If the indebtedness represented by this Note or any part hereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees and costs incurred by the Holder, as well as any and all interest that has accrued on the outstanding principal after the commencement of bankruptcy, receivership or other judicial proceedings.

Exhibit 10.2 -- Page 2

6.            Transfer.  The rights and obligations of the Company and the Holder of this Note will be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties hereto.  This Note and the obligations evidenced hereby are not transferrable or assignable by either party without the other party's specific prior written consent, which content may be given or withheld in party's sole discretion.
7.            Notices.  Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered as described in the Notices section of the Asset Purchase Agreement and to the appropriate addresses listed therein.
8.            Event of Default.
(a)            General.  The Company shall be in default under this Note if an Event of Default (as defined below) occurs.  Upon an Event of Default, the principal amount then outstanding of, and the accrued interest on, if any, this Note shall be immediately due and payable, subject to the provisions of Section 8(d) hereof.
(b)            Definition.  For purposes of this Note, an "Event of Default" is any of the following occurrences:
(i)            The Company shall fail to pay the outstanding principal and all accrued and unpaid interest under this Note on the Maturity Date; or
(ii)            The Company shall fail to redeem the Series B Preferred Stock by the Maturity Date; or
(iii)            If the Company shall (i) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment for the benefit of its creditors, (iii) consent to the appointment of a custodian, receiver, trustee (or other officer with similar powers) of itself or of any substantial part of its property, (iv) be adjudicated insolvent or (v) take corporate action for the purpose of any of the foregoing; or
(iv)            If proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

Exhibit 10.2 -- Page 3

(v)            Any failure to perform or default in the performance by the Company that continues after applicable grace and cure periods, if any, under any covenant, condition or agreement contained in the Security Agreement.
(c)            Remedies on Default, etc.  In case any one or more Events of Default shall occur and be continuing, the Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or in the Security Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.  In case of a default in the payment of any principal or interest on this Note, the Company will pay to the Holder such further amount as shall be sufficient to cover the out-of-pocket cost and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements.  No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.
(d)            Standstill.  Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to assert that an Event of Default shall have occurred if any Seller under the Asset Purchase Agreement shall have failed to deliver to the Company, within 74 days from the date of this Note, audited financial statements for any Business (as that term is defined in the Asset Purchase Agreement) prepared in accordance with rules and regulations of the Securities and Exchange Commission and in a format sufficient for filing by the Company pursuant to its reporting obligations under the rules and regulations of the Securities and Exchange Commission.
9.            Waivers and Amendments.  The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor.  No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.  Any term of this Note may be amended or waived with the written consent of the Company and the Holder.
10.            Governing Law.  This Note is being delivered in, and shall be governed by and construed in accordance with, the laws of the State of Florida, without regard to conflicts of law provisions thereof.  The state and federal courts of Florida have jurisdiction; and venue for mediation, litigation and all other proceedings shall be located in Palm Beach County, Florida.
ON THE MOVE CORPORATION,
a Nevada corporation

By: /s/ Richard Reitano
Richard Reitano,
Chief Executive Officer

Exhibit 10.2 -- Page 4